UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust I

J.P. Morgan Exchange-Traded Fund Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

[Script/Initial Email]

Hi [Client Name],

We recently announced a shareholder proxy for two of our funds, [Insert one or both Funds: JPMorgan US Research Enhanced Equity Fund and JPMorgan US Research Enhanced Large Cap ETF], to vote on a proposal to change the fund from a “diversified company” to a “non-diversified company” by eliminating the related fundamental investment policy (the “Proposal”) (see the attached supplement to the registration statements). In order to make this change, the shareholders have to approve this and the way you can do that is by casting your vote.

There are three ways to vote for the six accounts:

1.	Sign and date the attached card, PDF and send back to Jocelyn.mcbride@sodali.com and allie.shaw@sodali.com

2.	Sign and date the attached card, take a photo and send to the email addresses above (see #1)

3.	Call Sodali & Co, our proxy solicitation firm, and vote over the phone with a live rep from the VIP line: 1 888 394 3290

Please confirm whether you intend to submit your vote(s), and your expected timing for submitting.

If you have any questions, please let me know and I will connect you with the appropriate parties.

Best regards,

Follow-up Email with instructions

Good <morning, afternoon, evening>,

[INSERT FOLLOW UP TO INITIAL CALL: Thank you for taking the time to speak with me <yesterday, earlier today or date>. As we discussed,] or [INSERT FOLLOW UP TO INITIAL EMAIL: As noted in my email sent on [date],] the Special Meeting of Shareholders for [Insert one or both Funds: JPMorgan US Research Enhanced Equity Fund and JPMorgan US Research Enhanced Large Cap ETF]is on June 4, 2026. The proposal is to change the fund from a “diversified company” to a “non-diversified company” by eliminating the related fundamental investment policy (see attached supplement to the registration statement). In order to make this change, the shareholders have to approve this and the way you can do that is by casting your vote.

There are three ways to vote for the three accounts:

1.	Sign and date the attached card, PDF and send back to Jocelyn.mcbride@sodali.com and allie.shaw@sodali.com

2.	Sign and date the attached card, take a photo and send to the email addresses above (see #1)

3.	Call Sodali & Co, our proxy solicitation firm, and vote over the phone with a live rep from the VIP line: 1 888 394 3290

Please confirm whether you intend to submit your vote(s), and your expected timing for submitting.

If you have any questions, please let me know and I will connect you with the appropriate parties.